FORBEARANCE AGREEMENT

This Forbearance Agreement (this "Agreement") is entered into as of October 26, 2010 by and between (i) (i) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 ("Bank") and (ii) NMT MEDICAL, INC., a Delaware corporation ("NMT") and NMT HEART, INC., a Delaware corporation ("Heart", and together with NMT, individually and collectively, jointly and severally, the "Borrower") each with offices located at 27 Wormwood Street, Boston, Massachusetts 02210.

  DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 26, 2009, evidenced by, among other documents, (i) a certain Loan and Security Agreement dated as of June 26, 2009, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of May 3, 2010 (as amended, the "Loan Agreement") and (ii) a certain Export Import Bank Loan and Security Agreement, dated as of June 26, 2009 (the "EXIM Loan Agreement"). As of October 13, 2010, there are no Advances outstanding under the Loan Agreement and no EXIM Advances outstanding under the EXIM Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

  DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement, the EXIM Loan Agreement and in those certain Intellectual Property Security Agreements, each dated as of June 26, 2009, by and between Bank, Heart and NMT (collectively, the "IP Agreements" and together with any other collateral security granted to Bank, the "Security Documents").

  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

  ACKNOWLEDGMENT OF DEFAULT. Borrower is currently in default of the Loan Agreement as a result of Borrower's failure to comply with the Liquidity covenant contained in Section 6.9(a) of the Loan Agreement (the "Existing Default").

  FORBEARANCE BY BANK.

      In consideration of, among other things, Borrower's compliance with each and every term of this Agreement, Bank hereby agrees to forbear from exercising its rights and remedies as a result of the Existing Default until the earlier to occur of (i) a Default or an Event of Default under the Loan Agreement (with the sole exception of the Existing Default), (ii) the failure of Borrower to promptly, punctually, or faithfully perform or comply with any term or condition of this Agreement as and when required, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE, or (iii) 3:00 p.m. (Boston, Massachusetts time) on November 19, 2010 (the period commencing as of the date of the effectiveness of this Agreement and ending on the earlier of (i), (ii) or (iii) above shall be referred to as the "Forbearance Period").

      Borrower hereby acknowledges and agrees that nothing contained in this section or in any other section of this Agreement shall be deemed or otherwise construed as a waiver by Bank of the Existing Default or any other Default or Event of Default (whether now existing or hereafter arising) or of any of its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise. This Agreement shall only constitute an agreement by Bank to forbear from enforcing its rights and remedies based upon the Existing Default upon the terms and conditions set forth herein. Upon the expiration of the Forbearance Period, the agreement of Bank to forbear as set forth in this Agreement shall automatically terminate and Bank may immediately commence enforcing its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise, in such order and manner as Bank may determine appropriate.

  TERMS OF FORBEARANCE.

      From and after the execution of this Agreement, Borrower agrees that Bank shall have no further obligation to make any Advances to Borrower, or to issue any other Credit Extensions for Borrower's account, or to provide any other extensions of credit of any kind (if an obligation exists in a particular instance) to Borrower. Notwithstanding the foregoing, during the Forbearance Period and at the request of Borrower, Bank may, in its sole and absolute discretion, continue to make Advances and/or issue Letters of Credit (hereinafter, such financial accommodations shall be referred to collectively as "Discretionary Financial Accommodations" and singly as a "Discretionary Financial Accommodation"), subject, in all events, to the terms and conditions of this Agreement, the Loan Agreement (including but not limited to, all limitations imposed by the Borrowing Base and the Availability Amount), and the other Loan Documents, as affected hereby. Borrower covenants and agrees that if, in the sole and absolute discretion of Bank, Bank shall make any Discretionary Financial Accommodation during the Forbearance Period, such act shall not constitute (i) a waiver of the Existing Default, or of any other Default or Event of Default which may now exist or which may occur after the date of this Agreement under any of the Loan Documents, or (ii) an agreement on the part of Bank to make any further extensions of credit of any kind to Borrower at a later date.

      At all times during the Forbearance Period, Borrower shall comply with all terms and conditions of the Loan Agreement and the other Loan Documents including, without limitation, all representations, warranties, affirmative and negative covenants contained in this Agreement, the Loan Agreement and other Loan Documents.

      During the Forbearance Period, Borrower shall continue to remit all regularly scheduled payments (whether due on account of any Credit Extension or otherwise, including all principal, interest, fees, costs and other amounts) which may become due under the Loan Agreement, as and when such payments are due. As of October 13, 2010, there are no Advances outstanding under the Loan Agreement and no EXIM Advances outstanding under the EXIM Loan Agreement.

  FEES. Borrower shall pay to Bank a forbearance fee in the amount of Two Thousand Five Hundred Dollars ($2,500), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this Agreement and all matters related thereto.

  ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its principal executive office or add any new offices or business locations or keep any Collateral in any additional locations, or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization. In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

  RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all Existing Loan Documents and all security or other Collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

  NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank or any of its affiliates with respect to the Obligations, or otherwise, arising before the date of this Agreement and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank or any of its affiliates, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank and its affiliates from any liability thereunder.

  CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to make modifications to the existing Obligations pursuant to this Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Agreement.

  RIGHT OF SET-OFF. In consideration of Bank's agreement to enter into this Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

  JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

  COUNTERSIGNATURE. This Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

NMT MEDICAL, INC.

By___/s/ Richard E. Davis_______________
Name: Richard E. Davis
Title: President and Chief Executive Officer

NMT HEART, INC.

By___/s/ Richard E. Davis_______________
Name: Richard E. Davis
Title: President

BANK:

SILICON VALLEY BANK

By__/s/ Michael Quinn_________________
Name: Michael Quinn
Title: Vice President